Exhbiit 10.1(h)

                          WAIVER AND AMENDMENT NO. 5
                                    to the
                               CREDIT AGREEMENT

     This WAIVER and AMENDMENT NO. 5 dated as of March 14, 1997 (this "Waiver and Amendment") to the CREDIT AGREEMENT dated as of March 6, 1995 (as amended, the "Agreement") between Stocker & Yale, Inc., a Massachusetts corporation (the "Company"), and Fleet National Bank, successor by merger to Fleet National Bank of Massachusetts, formerly known as Shawmut Bank, N.A. (the "Bank"). All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement.

     In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. Waiver. The Bank confirms waiver of the Event of Default that has resulted from non-compliance with Subsections 6.01(m) and 6.01(n) of the Agreement. This waiver is effective as of December 30, 1996; provided, however, that such waiver is effective only for the period ending December 31, 1996.

     Section 2. Amendment of Section 1.01 of Agreement. The definition of "DSCR Measurement Period" is hereby amended to read as follows:

     "DSCR Measurement Period"--(i) The fiscal quarter ending March 31, 1997,
(ii) the two-fiscal-quarter period ending June 30, 1997, (iii) the three-fiscal-quarter period ending September 30, 1997, (iv) the fiscal year ending December 31, 1997 and (v) thereafter, at the end of each fiscal quarter commencing with the fiscal quarter ending March 31, 1998, the most recent four-fiscal-quarter period.

     Section 3. Amendment of Section 1.01 of Agreement. The definition of "Borrowing Base" is hereby amended to read as follows:

     "Borrowing Base"--An amount equal to (A) the lesser of

     (i)  the Committed Revolver Amount or

     (ii) (a) 80% of the Net Outstanding Amount of Eligible Receivables from time to time, plus

          (b) the lesser of (I) $1,500,000 or (II) 40% of Eligible Inventory from time to time less (B) Outstanding Letters of Credit.

     Section 4. Amendment of Subsection 6.01(m) of the Agreement. Subsection 6.01(m) of the Agreement is hereby amended to read as follows:

          (m) The Company will have a maximum net loss or minimum net gain (each calculated in the manner of Consolidated Net Income) from operations for each period commencing January 1, 1997 and ending on the dates shown below as follows:

    Period Ending     Maximum Net Loss  Minimum Net Gain
March 31, 1997            $15,000
June 30, 1997                 -0-           $    -0-
September 30, 1997                            35,000
December 31, 1997                            100,000

     Section 5. Amendment of Subsection 6.01(n) of the Agreement. Subsection 6.01(n) of the Agreement is hereby amended to read as follows:

          (n) The Company will maintain a Consolidated Debt Service Coverage Ratio (i) for each DSCR Measurement Period ending on or before December 31, 1997, of not less than 1.0 to 1.0 and (ii) for each DSCR Measurement Period thereafter, of not less than 1.2 to 1.0.

     Section 6. Amendment of Subsection 6.01(p) of the Agreement. Subsection 6.01(p) of the Agreement is hereby amended to read as follows:

          (p) The Company and its Subsidiaries will not make Consolidated Capital Expenditures aggregating in excess of $500,000 during any fiscal year.

     Section 7. Payment for Waiver and Amendment. The Company agrees to pay to the Bank a fee of $5,000 plus expenses, including but not limited to reasonable attorneys' fees, for this Waiver and Amendment No. 5 to the Credit Agreement.

     Section 8. Representations and Warranties. The Company represents and warrants to the Bank as of the effective date of this Waiver and Amendment that
(a) other than the Event of Default described in Section 1 hereof, no Default or Event of Default has occurred and is continuing or results from the execution and delivery of this Waiver and Amendment,



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

(b) each of the representations and warranties of the Company in the Agreement shall be true and correct on the effective date of this Waiver and Amendment,
(c) the liens granted pursuant to the Security Agreement are valid and (d) this Waiver and Amendment is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

     Section 9. Other Provisions Still Effective; No Waiver. Except as amended by this Waiver and Amendment, all other provisions, terms and conditions of the Agreement shall continue to be effective. This Waiver and Amendment shall not be deemed a waiver of any defaults that may exist under the Agreement other than those described in Section 1 hereof.

     Section 10. Counterparts. This Waiver and Amendment may be executed in counterparts each of which shall constitute an original but all of which, when taken together, shall constitute but one instrument.

     Section 11. Effective Date. This Waiver and Amendment shall become effective, when signed by all the parties hereto, on the date first above written.

     IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be duly executed by their respective authorized officers, and the Company has caused its seal to be hereunto affixed and attested by its duly authorized officer, all as of the day and year first above written.

[SEAL]                              STOCKER & YALE, INC.

ATTEST                              By /s/ Susan Sundell
                                       ----------------------------------
                                       Its Senior Vice President-Finance

By /s/ James Bickman
   -------------------------
   Its President                    FLEET NATIONAL BANK


                                    By /s/ Joseph Becker
                                       ---------------------------------
                                       Its Vice President




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